Exhibit 99(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Proxy Statement and Prospectus relating to the proposed reorganization of the Government Select Series, a series of PFM Funds, into the Government Obligations Fund, a series of First American Funds, Inc., included in this Registration Statement of First American Funds, Inc. (Form N-14; File No. 333-259405), the references to our firm under the captions "Financial Highlights" and “Independent Registered Public Accounting Firm” in the Prospectus dated October 28, 2020, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated October 28, 2020, of the Government Select Series as filed with the Securities and Exchange Commission on October 28, 2020, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report dated August 27, 2021 on the financial statements and financial highlights of the Government Select Series, included in the Annual Report to shareholders for the fiscal year ended June 30, 2021.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

October 19, 2021